Exhibit 22.1

Issuers and Guarantors of Guaranteed Securities

CCO Holdings, LLC, a Delaware limited liability company (the “Company”) and each of its subsidiaries of listed below, have fully and unconditionally guaranteed on a secured, joint and several basis each of the debt securities listed below, unless such subsidiary is an issuer of the listed debt security.

Debt Securities Issued by Charter Communications Operating, LLC (“CCO”) and Charter Communications Operating Capital Corp. (“CCO Capital”) and guaranteed by the Company and each of the CCOH Subsidiaries (as defined below, other than CCO and CCO Capital):

4.464% senior notes due July 23, 2022
Senior floating rate notes due February 1, 2024
4.500% senior notes due February 1, 2024
4.908% senior notes due July 23, 2025
3.750% senior notes due February 15, 2028
4.200% senior notes due March 15, 2028
5.050% senior notes due March 30, 2029
2.800% senior notes due April 1, 2031
6.384% senior notes due October 23, 2035
5.375% senior notes due April 1, 2038
6.484% senior notes due October 23, 2045
5.375% senior notes due May 1, 2047
5.750% senior notes due April 1, 2048
5.125% senior notes due July 1, 2049
4.800% senior notes due March 1, 2050
3.700% senior notes due April 1, 2051
6.834% senior notes due October 23, 2055

Debt Securities Issued by Time Warner Cable, LLC (“TWC”) and guaranteed by the Company and each of the CCOH Subsidiaries (as defined below, other than TWC):

4.125% senior notes due February 15, 2021
4.000% senior notes due September 1, 2021
5.750% sterling senior notes due June 2, 2031
6.550% senior debentures due May 1, 2037
7.300% senior debentures due July 1, 2038
6.750% senior debentures due June 15, 2039
5.875% senior debentures due November 15, 2040
5.500% senior debentures due September 1, 2041
5.250% sterling senior notes due July 15, 2042
4.500% senior debentures due September 15, 2042

Debt Securities Issued by Time Warner Cable Enterprises LLC (“TWCE”) and guaranteed by the Company and each of the CCOH Subsidiaries (as defined below, other than TWCE):

8.375% senior debentures due March 15, 2023
8.375% senior debentures due July 15, 2033

“CCOH Subsidiaries”:

Bresnan Broadband Holdings, LLC
Bresnan Broadband of Colorado, LLC
Bresnan Broadband of Montana, LLC
Bresnan Broadband of Utah, LLC
Bresnan Broadband of Wyoming, LLC
Bresnan Digital Services, LLC
Bright House Networks Information Services (Alabama), LLC
Bright House Networks Information Services (California), LLC
Bright House Networks Information Services (Florida), LLC
Bright House Networks Information Services (Indiana), LLC
Bright House Networks Information Services (Michigan), LLC
CC Fiberlink, LLC
CC VI Fiberlink, LLC
CC VII Fiberlink, LLC
CCO Fiberlink, LLC
CCO NR Holdings, LLC
Charter Advanced Services (MO), LLC
Charter Communications, LLC
Charter Communications VI, L.L.C.
Charter Distribution, LLC
Charter Fiberlink – Alabama, LLC
Charter Fiberlink – Georgia, LLC
Charter Fiberlink – Illinois, LLC
Charter Fiberlink – Maryland II, LLC
Charter Fiberlink – Michigan, LLC
Charter Fiberlink – Missouri, LLC
Charter Fiberlink – Nebraska, LLC
Charter Fiberlink – Tennessee, LLC
Charter Fiberlink CA-CCO, LLC
Charter Fiberlink CC VIII, LLC
Charter Fiberlink CCO, LLC
Charter Fiberlink CT-CCO, LLC
Charter Fiberlink LA-CCO, LLC
Charter Fiberlink MA-CCO, LLC
Charter Fiberlink MS-CCVI, LLC
Charter Fiberlink NC-CCO, LLC
Charter Fiberlink NH-CCO, LLC
Charter Fiberlink NV-CCVII, LLC

Charter Fiberlink NY-CCO, LLC
Charter Fiberlink OR-CCVII, LLC
Charter Fiberlink SC-CCO, LLC
Charter Fiberlink TX-CCO, LLC
Charter Fiberlink VA-CCO, LLC
Charter Fiberlink VT-CCO, LLC
Charter Fiberlink WA-CCVII, LLC
Charter Leasing Holding Company, LLC
Charter Communications Operating, LLC
Charter Communications Operating Capital Corp.
Charter Procurement Leasing, LLC
DukeNet Communications, LLC
Marcus Cable Associates, L.L.C.
Spectrum Advanced Services, LLC
Spectrum Gulf Coast, LLC
Spectrum Mid-America, LLC
Spectrum Mobile Equipment, LLC
Spectrum Mobile, LLC
Spectrum New York Metro, LLC
Spectrum NLP, LLC
Spectrum Northeast, LLC
Spectrum Oceanic, LLC
Spectrum Originals Development, LLC
Spectrum Originals, LLC
Spectrum Pacific West, LLC
Spectrum Reach, LLC
Spectrum RSN, LLC
Spectrum Security, LLC
Spectrum Southeast, LLC
Spectrum Sunshine State, LLC
Spectrum TV Essentials, LLC
Spectrum Wireless Holdings, LLC
TC Technology LLC
Time Warner Cable Business LLC
Time Warner Cable Enterprises LLC
Time Warner Cable Information Services (Alabama), LLC
Time Warner Cable Information Services (Arizona), LLC
Time Warner Cable Information Services (California), LLC
Time Warner Cable Information Services (Colorado), LLC
Time Warner Cable Information Services (Hawaii), LLC
Time Warner Cable Information Services (Idaho), LLC
Time Warner Cable Information Services (Illinois), LLC
Time Warner Cable Information Services (Indiana), LLC
Time Warner Cable Information Services (Kansas), LLC
Time Warner Cable Information Services (Kentucky), LLC
Time Warner Cable Information Services (Maine), LLC
Time Warner Cable Information Services (Massachusetts), LLC

Time Warner Cable Information Services (Michigan), LLC
Time Warner Cable Information Services (Missouri), LLC
Time Warner Cable Information Services (Nebraska), LLC
Time Warner Cable Information Services (New Hampshire), LLC
Time Warner Cable Information Services (New Jersey), LLC
Time Warner Cable Information Services (New Mexico), LLC
Time Warner Cable Information Services (New York), LLC
Time Warner Cable Information Services (North Carolina), LLC
Time Warner Cable Information Services (Ohio), LLC
Time Warner Cable Information Services (Pennsylvania), LLC
Time Warner Cable Information Services (South Carolina), LLC
Time Warner Cable Information Services (Tennessee), LLC
Time Warner Cable Information Services (Texas), LLC
Time Warner Cable Information Services (Virginia), LLC
Time Warner Cable Information Services (Washington), LLC
Time Warner Cable Information Services (West Virginia), LLC
Time Warner Cable Information Services (Wisconsin), LLC
Time Warner Cable, LLC
TWC Administration LLC
TWC Communications, LLC
TWC SEE Holdco LLC
TWCIS Holdco LLC